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                                                                  Exhibit 23.0


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated January 28, 2000 of AVI BioPharma, Inc. (and to all references to our Firm) included or made part of this registration statement.


                                       ARTHUR ANDERSEN LLP


Portland, Oregon
  June 16, 2000